Exhibit 32

CERTIFICATION OF PERIODIC REPORT

I, J. Gordon Huszagh, President, Chief Executive Officer & Chief Financial Officer of Suffolk Bancorp (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that: (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2009

/s/ J. Gordon Huszagh
J. Gordon Huszagh
President, Chief Executive Officer, & Chief Financial Officer